Imprimis Pharmaceuticals and SightLife Surgical Sign Agreement for National Launch of Serum Tears™

Imprimis begins roll-out of dry eye disease formulary with innovative autologous serum eye drop program

San Diego, Calif. and Seattle, Wash. – May 2, 2017 – Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) (“Imprimis”), an ophthalmology-focused pharmaceutical company, and SightLife Surgical (“SightLife Surgical”), a cornea-focused organization providing comprehensive services to ophthalmic surgeons, announced the signing of an exclusive strategic sales and marketing agreement. Under the agreement, SightLife Surgical will deploy their sales team to offer Imprimis’ Serum Tears™ compounded formulations to physicians, large practice groups, surgery centers, hospitals and healthcare organizations nationwide. Imprimis’ Serum Tears™ autologous serum eye drops (ASEDs) are prescribed for chronic dry eye patients who do not respond to traditional dry eye treatments.

Patients with dry eye severity typically do not respond to conventional therapy and may be considered candidates for autologous serum eye drops as a treatment option. Published data1,2,3 have demonstrated the benefits of using an individual’s serum found in their blood, which contain antibodies and growth factors, as an eye drop therapy for chronic dry eye. Under the planned Imprimis ASEDs program, Serum Tears™ will be available in all 50 states in varying ranges of saline dilution combinations.

Mark L. Baum, CEO of Imprimis, stated, “Our goals in 2017 include the roll-out of a formidable array of offerings to compete in the three largest U.S. ophthalmic markets: cataract surgery, glaucoma and dry eye. We are pleased to have accelerated the first phase of the launch of our dry eye program by partnering with the largest and most prestigious eye bank in the world. Through this exclusive relationship, we expect to reach and serve leading corneal surgeons and their patients whose dry eye conditions may be alleviated with our innovative ASEDs offering. Partnering with SightLife Surgical represents an important step in our strategic plan to efficiently expand our sales presence and increase our growing customer base.”

SightLife Surgical provides corneal tissue and medical devices to surgeons around the world who are performing corneal transplant procedures. Serum Tears™ may be used as a preventative treatment of a transplant for patients who suffer from corneal epithelial defects (i.e. abrasions) caused by dry eye, which makes it a valuable product for the surgeons they serve.

“With the assistance of the Imprimis team, we intend to train and deploy our sales team on this innovative product for severe dry eye disease,” said Monty Montoya, president and CEO of SightLife Surgical. “This partnership with Imprimis uniquely positions us to help the thousands of domestic physicians treating dry eye and makes this important product widely available to patients in need of these drops across the country. Imprimis’ Serum Tears™ compounded formulations represent a perfect addition to our portfolio and this opportunity aligns with our commitment to bring products to the market that are designed to help ophthalmic surgeons provide the best possible outcomes for their patients.”

About Dry Eye Disease

Dry eye is among the most common conditions seen by eye care professionals. Dry eye occurs when the eye does not produce enough tears, or when the tears are not of the correct consistency and evaporate too quickly. Inflammation of the surface of the eye may also occur. Dry eye disease, also referred to as keratoconjunctivitis sicca (KCS), dysfunctional tear syndrome, lacrimal keratoconjunctivitis, evaporative tear deficiency, aqueous tear deficiency, and LASIK-induced neurotrophic epitheliopathy (LNE), can be a temporary or chronic condition. Causes for dry eye include inflammatory eye conditions, post-refractive and other ocular surgery, contact lens use, decreased hormones associated with aging, and numerous other factors. An estimated 5.6 million ocular surgeries were performed in the U.S. in 2016 and over 40 million Americans wear contact lenses.3,4 It is reported that 20 to 30 million people suffer from mild dry eye, and nine to 12 million have moderate to severe dry eye. Although dry eye can impact people of any age, elderly people are frequently affected with a reported five million afflicted with DED.5

About SightLife Surgical

SightLife Surgical was founded in fall 2016 to challenge the status quo of the cornea ecosystem, primarily by driving the systemic change needed to enable innovation and access to treatments for corneal blindness. This cornea-focused organization provides comprehensive services to support ophthalmic surgeons, from corneal tissue and devices to reimbursement consulting and political advocacy. Based in Seattle, SightLife Surgical is a for-profit subsidiary of SightLife, the only non-profit global health organization working relentlessly to eliminate corneal blindness worldwide by 2040. This mission-driven structure maintains the non-profit status of SightLife as the parent organization and adds a for-profit “engine” to power and accelerate achievement of the mission. For more information about SightLife Surgical, please visit www.sightlifesurgical.com.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to producing and dispensing high quality innovative medications in all 50 states. The company’s unique business model increases patient access and affordability to many critical medicines. Headquartered in San Diego, California, Imprimis owns and operates three production and dispensing facilities located in California, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

1.	Noda-Tsuruya, T., Asano-Kato, N., Toda, I., & Tsubota, K. Autologous serum eye drops for dry eye after LASIK. J Refract Surg. 2006 Jan-Feb;22(1):61-6. Retrieved April 29, 2017, from https://www.ncbi.nlm.nih.gov/pubmed/16447938

2.	Kojima, T., Ishida, R., Dogru, M., Goto, E., Matsumoto, Y., Kaido, M., & Tsubota, K. (2005, February). The effect of autologous serum eyedrops in the treatment of severe dry eye disease: a prospective randomized case-control study. Am J Ophthalmol. 2005 Feb;139(2):242-6. Retrieved April 29, 2017, from https://www.ncbi.nlm.nih.gov/pubmed/15733983

3.	Mondy, P., Brama, T., Fisher, J., Gemelli, C. N., Chee, K., Keegan, A., & Waller, D. (2015, December). Sustained benefits of autologous serum eye drops on self-reported ocular symptoms and vision-related quality of life in Australian patients with dry eye and corneal epithelial defects. Transfus Apher Sci. 2015 Dec;53(3):404-11. doi: 10.1016/j.transci.2015.11.011. Epub 2015 Nov 25. Retrieved April 29, 2017, from https://www.ncbi.nlm.nih.gov/pubmed/26626963

4.	Market Scope Report. 2016.

5.	Contact Lens Wearer Demographics and Risk Behaviors for Contact Lens-Related Eye Infections — United States, 2014. (2015, August 21). Retrieved April 01, 2017, from https://www.cdc.gov/mmwr/preview/mmwrhtml/mm6432a2.htm

6.	Helmer, J. (2015, November 03). Dry Eyes - Surprising Causes and Treatment. Retrieved April 01, 2017, from http://www.aarp.org/health/conditions-treatments/info-2015/what-causes-dry-eyes.html

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Sources: Imprimis Pharmaceuticals, Inc. and SightLife Surgical, Inc.

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